UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 27, 2009

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 27, 2009, CME Production B.V. (“CME Production”) and CME Romania B.V., two wholly-owned subsidiaries of Central European Media Enterprises Ltd. (the “Company”), entered into a framework agreement (the “Framework Agreement”) with Media Pro Management S.A. (“MP Management”), Media Pro B.V. (“MP BV”) and Adrian Sarbu.  Mr. Sarbu, President and Chief Executive Officer of the Company, is the controlling shareholder of MP Management and MP BV and is guaranteeing the performance and obligations of MP Management and MP BV under the Framework Agreement.  Pursuant to the Framework Agreement, CME Production will acquire the Media Pro Entertainment business (as defined below) from MP Management and MP BV.  The “Media Pro Entertainment business” consists of 100% of each of Media Pro Pictures S.A. (“Media Pro Pictures”), Pro Video s.r.l., Media Pro Music and Entertainment s.r.l., Media Pro Distribution s.r.l., Hollywood Multiplex Operations s.r.l. and Media Pro Pictures s.r.o., as well as the 81.47% interest that Media Pro Pictures holds in Media Pro Studios (Studiorile) S.A. and the 51% interest that Media Pro Pictures holds in Domino Production s.r.l.  In addition, Mr. Sarbu and his affiliates will assign the Media Pro names and trademarks to CME Production.  Completion of this transaction is expected to occur during the fourth quarter of 2009.

Total consideration payable includes $10 million in cash, 2.2 million shares of Class A Common Stock of the Company and a warrant to purchase 850,000 shares of Class A Common Stock of the Company. The 2.2 million shares of Class A Common Stock and the warrant will be issued at completion pursuant to a subscription agreement among the Company, MP Management and MP BV.  The exercise price of the warrant is $21.75 per share and it has a life of six years from the issue date.  In addition, at completion CME Romania B.V. will transfer its 8.7% interest in MP Management and its 10% interest in MP BV to Mr. Sarbu or an entity designated by him. The Company will assume certain debts of the Media Pro Entertainment business in the aggregate principal amount of approximately $35.6 million. The Framework Agreement contains a working capital adjustment that would result in a reduction in the consideration payable in the event the working capital deficit of the Media Pro Entertainment business exceeds an agreed threshold.  We estimate that Mr. Sarbu’s economic interest in the transaction, using the closing price of our Class A common stock on July 24, 2009, represents approximately $67 million.

Under the terms of the Subscription Agreement to be entered into at or prior to completion, MP Management and MP BV may sell up to 1.05 million shares of Class A Common Stock from the first anniversary of the completion date, up to 2.05 million shares from the second anniversary of the completion date and up to 3.05 million shares from the third anniversary of the completion date.  MP Management and MP BV further agree not to sell more than 500,000 shares of Class A Common Stock in the aggregate in any calendar quarter.

The Related Party Transactions Committee of the Board of Directors and the Board of Directors of the Company have approved this transaction.

As set out in Item 5.02 below, prior to his appointment as President and Chief Executive Officer, Mr. Sarbu served as the President and Chief Operating Officer of the Company.  In addition, he owns 5% of the Company’s principal Romanian subsidiary Pro TV S.A.  Following completion, MP Management and MP BV will continue to own Publimedia International S.A. and its subsidiaries (“Publimedia”), Indoor Media s.r.l. (“Indoor Media”),  Media Pro Interactiv s.r.l. (MP Interactiv”), MediaSat S.A., Media Fax S.A and Media Fax s.r.o. (collectively, “Media Fax”) Companie de Productie Intertainment S.A. and Compania de Productie Tipogrofica s.r.l. (collectively, “Coprint”) and Metrodome Group plc (“Metrodome”) (collectively, the “MP Management business”).  Publimedia is engaged in the publishing and printing of newspapers and magazines in Romania; Indoor Media provides indoor billboards and plasma screen advertising; MP Interactiv provides web hosting and management; MediaSat S.A. provides internet and telecommunications services; Media Fax is a news syndication service; Coprint is a newspaper, commercials and magazine printing business and Metrodome is a U.K.-based film sales and distribution  business.  Both the subsidiaries of the Company and the companies of the Media Pro Entertainment business have in the past and may continue to contract with these companies for various services following the completion of the transaction described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2009, the Company appointed Mr. Sarbu, 54, as President and Chief Executive Officer. Prior to this appointment, Mr. Sarbu served as the Company’s President and Chief Operating officer from December 2008 and as Chief Operating Officer from October 2007. From February 2006 until October 2007, Mr. Sarbu was Regional Director of Central and Eastern Europe for the Company. Mr. Sarbu has been the General Director and President of the Board of Pro TV in Romania since 1995 when this channel, the first of the Romanian operations of the Company, was launched.  Mr. Sarbu has also been a shareholder in Pro TV since its inception.  In 1990, Mr. Sarbu founded the Media Pro group of companies, which includes the Media Pro Entertainment business as well as the MP Management business.  There is no arrangement or understanding pursuant to which Mr. Sarbu is being appointed and Mr. Sarbu does not have any family relationship with any director or any other executive officer of the Company.

In connection with his appointment as President and Chief Executive Officer, Mr. Sarbu entered into an employment agreement dated July 27, 2009 with CME Media Services Limited.  The term of his appointment is through December 31, 2013. Under his employment agreement, Mr. Sarbu is entitled to receive a salary of $1,800,000 per year. He is also eligible from January 1, 2010 to earn an annual bonus equal to 100% of his annual base salary for the achievement of EBITDA targets defined in his employment agreement and an additional bonus in an amount up to 50% of his annual base salary for exceeding those EBITDA targets. He is also entitled to earn special performance bonuses for the achievement of specific objectives established by the Compensation Committee of the Board of Directors.

In addition to the transaction described in Item 1.01 above, in 2009 the total purchases from companies related or connected with Mr. Sarbu have been approximately $33.13 million of which Mr. Sarbu’s economic interest represents approximately $29.6 million.  The purchases were mainly for programming rights and for various technical, production and administrative related services.  The total sales to companies related or connected with Mr. Sarbu in 2009 were approximately $0.6 million of which Mr. Sarbu’s economic interest represents approximately $0.5 million. At June 30, 2009, companies connected to Mr. Sarbu had an outstanding balance due to us of $1.2 million. At June 30, 2009, companies related to Mr. Sarbu had an outstanding balance due to them of $10.6 million.

In 2008, the total purchases from companies related or connected with Mr. Sarbu were approximately $51.8 million of which Mr. Sarbu’s economic interest represented approximately $44.6 million.  The purchases were mainly for programming rights and for various technical, production and administrative related services.  The total sales to companies related or connected with Mr. Sarbu in 2008 were approximately $1.9 million of which Mr. Sarbu’s economic interest represents approximately $1.2 million.

On April 17, 2008, the Company acquired from the Media Pro group of companies certain radio broadcasting assets of Compania de Radio Pro s.r.l. (“Radio Pro”), which owns the two leading radio channels in Romania. The purchase price, based on an independent valuation, was RON 47.2 million (approximately $20.6 million), of which Mr. Sarbu’s economic interest represented RON 43.1 million (approximately $18.8 million).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: July 28, 2009
/s/ David Sturgeon
David Sturgeon
Deputy Chief Financial Officer